UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2008
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)	95014 (Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Symantec Corporation (“Symantec”) has realigned its enterprise product groups to improve collaboration across the organization with enterprise product line leaders reporting to Enrique Salem, chief operating officer. As a result, Thomas Kendra, group president of the Security and Compliance group, is no longer serving in such capacity with Symantec effective as of February 20, 2008. He is expected to continue to provide services to Symantec through the June quarter as it completes the transition to its realigned organizational structure.
Item 8.01. Other Events.
As part of the organizational realignment discussed above, the Altiris Business Unit is being consolidated into the Security and Compliance segment. As a result, Greg Butterfield, group president of the Altiris Business Unit and interim group president of the Storage and Server Management group of Symantec is no longer serving in such capacity with Symantec effective as of February 20, 2008. He is expected to continue to provide services to Symantec through the June quarter as it completes the transition to its realigned organizational structure.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: February 25, 2008	By:	/s/ Arthur F. Courville
Arthur F. Courville
Executive Vice President, General Counsel and Secretary